AMENDMENT
TO
SUBSCRIPTION AGREEMENT

CAMPUSU, INC.
(formerly known as CampusTech, Inc.)

Offering of Units Consisting of Series A Convertible Preferred Stock
and Warrants for Common Stock

Reference is made to the Subscription Agreement (the “Original Agreement”) by and between CampusU, Inc., formerly known as CampusTech, Inc. (the “Company”), and the undersigned (the “Purchaser”). Unless otherwise defined herein, all capitalized terms will have the meaning set forth in the Original Agreement.

WHEREAS, the Original Agreement provided that the Company shall include all Registrable Shares in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) in connection with a Qualifying IPO; and

WHEREAS, the Original Agreement provided that the Purchasers shall have certain piggyback registration rights in connection with the Registrable Shares; and

WHEREAS, the parties have agreed to modify the above registration rights provided for in the Original Agreement in order to facilitate the consummation of the Company’s proposed initial public offering of its common stock;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

1. Registration Rights.

(a) Notwithstanding anything to the contrary in the Original Agreement (including, without limitation, Sections 5.1 and 5.2 of such agreement), the Purchaser shall not be entitled to any registration rights in connection with its purchase of securities under the Original Agreement other than as set forth in 1(b) below.

(b) On or prior to 95 days following the closing of a Qualifying IPO, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Shares not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable, and shall use its reasonable best efforts to keep the Registration Statement effective under the Securities Act during the Effectiveness Period.

2. Governing Law.

All questions concerning the construction, validity and interpretation of this Amendment shall be governed by and construed in accordance with the internal law (and not the law of conflicts) of New York applicable to contracts made and performed in such state, without regard to the principles of conflicts of laws (other than the principles set forth in Section 5-1401 of the General Obligations Law of the State of New York).

Dated as of August ___, 2007

CampusU, Inc.

Date:	By:	/s/
Name: Michael Faber Title: Executive Chairman & Chairman of the Board

Accepted and agreed by the Purchaser
as of the date first above written:

By: _______________________________
Name:
Title: